FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) September 20, 2007

BOULDER CAPITAL OPPORTUNITIES II, INC.
(Exact Name of Small Business Issuer as specified in its charter)

Colorado	0-21847	84-1356598
(State or other	(Commission	(IRS Employer File Number)
jurisdiction of	File No.)
incorporation)

P.O. Box 12483 Chandler, Arizona 85248
(Address of principal executive offices including zip code)

(480)792-6603
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the ExchangeAct (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Boulder Capital Opportunities II, Inc.

Item 4.01  Changes in Registrant's Certifying Accountant.

On September 20, 2007, our Board of Directors voted to change our Certifying Accountants from Jaspers + Hall, PC to Ronald R. Chadwick, P.C. The firm of Jaspers + Hall, PC was dismissed as of September 20, 2007. As of that date, Ronald R. Chadwick, P.C. formally accepted us as a client for the fiscal 2007 audit. Jaspers + Hall, PC has rendered opinions on our audits for the past two years. The change in Certifying Accountants was a decision of our Board of Directors.

There were no disagreements between us and Jaspers + Hall, PC with respect to our accounting principals or practices, financial statement disclosure or audit scope or procedure, which, if not resolved to the former Certifying Accountant's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Further, the reports of Jaspers + Hall, PC for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. We have authorized Jaspers + Hall, PC to respond fully to inquiries of Ronald R. Chadwick, P.C. concerning our financial statements.

Item 9.01  Financial Statements and Exhibits

Exhibits

16.2                                Letter of agreement from Jaspers + Hall, PC

SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOULDER CAPITAL OPPORTUNITIES, II, INC.

Date: September 20, 2007	By:	/s/ Michael Delaney
Michael Delaney, President